Exhibit 99.1

NEWS RELEASE

1375 East 9th St | Suite 3100 | Cleveland, Ohio 44114 | 216-202-1509

For Immediate Release

Gas Natural Inc. Reports 2016 Second Quarter Results

CLEVELAND, OH, August 9, 2016 – Gas Natural Inc. (NYSE MKT: EGAS) (the “Company”), a holding company operating local natural gas utilities serving approximately 68,000 customers in four states, reported financial results for the second quarter ended June 30, 2016. Results for the second quarter and first half of 2016 do not include the results of the Kentucky and Pennsylvania utilities which were divested in the fourth quarter of 2015 (“Divestitures”).

Second Quarter 2016 Results Summary

•	Seasonal net loss from continuing operations per share of $0.16 unchanged from prior-year period

•	Results impacted by higher legal and other professional costs of $1.6 million

•	Recorded a $0.7 million gain from cancellation of an earn-out provision

•	Throughput increased over 400 MMcf driven by expanding customer base and cooler weather

•	Improved gross margin of $1.0 million driven by increased throughput volume

Mr. Gregory J. Osborne, Gas Natural’s President and Chief Executive Officer, commented, “We are successfully adding new customers throughout our operating regions. This, along with colder weather, drove our full service distribution throughput up nearly 21%. We expect we can continue expanding even with headwinds from the competition of lower oil prices and weak regional industrial economies. Excluding the settlement and proxy contest costs we incurred, our results demonstrate the leverage we have with higher volume which will drive earnings power.”

The number of customers served by Gas Natural’s utility operations grew 2% over the past twelve months.

He continued, “The settlement reached during our proxy contest puts many ongoing legal matters behind us. We expect significant cost savings from the elimination of litigation, which quickly cover the cost of the settlement. We continue to expect that we can complete our restructuring and debt refinancing this fall, subject to regulatory approvals. We have agreement with the lenders and our applications are progressing through the regulatory approval process.”

The Company previously announced on July 14, 2016 that it had reached a settlement that resulted in the dismissal of nine different pending legal proceedings in which it was either defendant or plaintiff.

-MORE-

Gas Natural Inc. Reports 2016 Second Quarter Results August 9, 2016 Page 2 of 10

Second Quarter and First Half 2016 Operations Review

	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2016	2015	2016	2015
Revenue by segment:
Natural Gas Operations	$14,606	$14,768	$49,670	$66,048
Marketing & Production	2,427	1,278	5,670	3,731
Consolidated	$17,033	$16,046	$55,340	$69,779

Revenue for the 2016 second quarter increased approximately 6% over the prior-year quarter. The increase reflects higher sales by Marketing & Production, offset by lower natural gas prices. This segment’s sales included sales to the Company’s former operations in Wyoming which it divested in the third quarter of 2015. Previously, these sales were recorded as intercompany sales and eliminated from consolidated revenue. Within Natural Gas Operations, higher volume was offset by $0.2 million less revenue from the Divestitures and lower gas prices.

Revenue for the first half of 2016 was down approximately 21% compared with the prior-year first half. The increase in Marketing & Production revenue was more than offset by the impact of warmer weather on volume, lower gas prices, and a $1.2 million reduction from the Divestitures. The increase in revenue from the Marketing & Production segment was for the same reason as in the quarter.

Changes in Gross Margin (in thousands)	Three Months Ended	Six Months Ended
	June 30, 2016
2015 Gross Margin	$7,482	$25,139
Utilities sold	(129)	(505)
Weather	171	(1,883)
Impact of paper mill closures	(559)	(1,075)
Change in gas cost adjustments	693	693
New utility customers	597	597
Natural Gas Operations change	$773	$(2,173)
New marketing customers	139	269
Pricing and other	39	(57)
Marketing & Production change	178	212
Consolidated gross margin change	951	(1,961)
2016 Gross Margin	$8,433	$23,178

Gross margin for the second quarter of 2016 increased 13% over the prior-year period driven by new customers and colder weather. Last year’s second quarter was impacted by a $0.7 million unfavorable gas cost adjustment.

Gross margin for the first half of 2016 decreased 8% compared with the prior-year period. The decrease was primarily the result of warmer weather in each of the Company’s markets and the impact of closed paper mills in Maine.

-MORE-

Gas Natural Inc. Reports 2016 Second Quarter Results August 9, 2016 Page 3 of 10

	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2016	2015	2016	2015
Operating (loss) income by segment:
Natural Gas Operations	$(736)	$(519)	$4,781	$8,122
Marketing & Production	894	(4)	977	32
Corporate & Other	(2,139)	(949)	(2,242)	(1,828)
Consolidated	$(1,981)	$(1,472)	$3,516	$6,326

Non-GAAP Adjusted EBITDA*	$1,617	$1,582	$9,285	$12,046

For the second quarter of 2016, operating loss was $0.5 million greater than the prior year. This was primarily because higher gross margin and a $0.7 million favorable cancellation of a contingent consideration liability helped to offset $1.6 million of higher legal and other costs associated with the proxy contest and settlement, a $0.7 million increase in personnel and information technology costs, as well as higher depreciation and amortization.

Within the Natural Gas Operations segment, operating expenses increased $1.2 million primarily due to the Company’s increases in personnel and investments in information technology. This was partially offset by the elimination of $0.5 million from the Divestitures. Litigation, settlement and proxy contest costs drove the increase within the Corporate and Other segment. Offsetting those increases, the Marketing and Production segment benefited from a $0.7 million gain from cancellation of an earn-out provision.

Adjusted income before interest, taxes, depreciation, amortization, accretion, atypical expenses and discontinued operations (“Adjusted EBITDA”), a non-GAAP financial measure, was relatively consistent for both quarters, with the increased gross margin offset by higher information technology costs. On a year-to-date basis, Adjusted EBITDA was unfavorably impacted by lower gross margin and higher information technology costs. The Company believes that, when used in conjunction with measures prepared in accordance with GAAP, Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its financial performance.

*See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA, as well as reconciliations of GAAP net (loss) income to non-GAAP Adjusted EBITDA for the 2016 and 2015 second quarter and year-to-date periods.

Balance Sheet and Cash Management

Cash and cash equivalents as of June 30, 2016 grew to $8.2 million from $2.7 million at December 31, 2015.

Cash provided by operating activities of continuing operations in the 2016 first half was $14.7 million compared with $11.4 million in the 2015 first half, with the increase primarily due to lower working capital requirements with warmer weather and lower gas costs.

Capital expenditures for the first half of 2016 were $4.1 million compared with $5.0 million in the prior-year period. 2016 capital expenditures included approximately $1.4 million for the Company’s ERP system. Remaining capital expenditures for 2016 are expected to be approximately $2.5 million to
$3.5 million, including the final cash capital expenditures for the ERP system. The majority of capital is focused on growth of the Company’s Natural Gas Operations segment including construction activities to support expansion, maintenance and enhancements of its gas pipeline systems.

Cash used in financing activities of continuing operations was $5.9 million in the 2016 first half compared with $7.9 million in the prior year first half. Debt repayment was the primary use of cash in both periods.

-MORE-

Gas Natural Inc. Reports 2016 Second Quarter Results August 9, 2016 Page 4 of 10

Webcast and Conference Call

Gas Natural will host a conference call and live webcast on Wednesday, August 10th at 1:30 p.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the 2016 second quarter and discuss Gas Natural’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 493-6725. The webcast can be monitored on the Company’s website at investor.egas.net.

A telephonic replay will be available from 4:30 p.m. Eastern Time on the day of the teleconference through Wednesday, August 17, 2016. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 13641703. An archive of the webcast will be available on the Company’s website at investor.egas.net/past events and will include a transcript, once available.

About Gas Natural Inc.
Gas Natural Inc., a holding company, distributes and sells natural gas to residential, commercial, and industrial customers. It distributes approximately 21 billion cubic feet of natural gas to roughly 68,000 customers through regulated utilities operating in Montana, Ohio, Maine and North Carolina. The Company’s other operations include intrastate pipeline, natural gas production, and natural gas marketing. The Company's Montana public utility was originally incorporated in 1909. Its strategy for growth is to expand throughput in its markets, while looking for acquisitions that are either adjacent to its existing utilities or in under-served markets. Further information is available on the Company’s website at www.egas.net.

Safe Harbor Regarding Forward-Looking Statements
The Company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans," "predicts," "believes" and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company's business generally include, but are not limited to the Company’s ability to consummate the corporate reorganization and debt refinancing on terms that are acceptable to the Company, or at all; the Company's ability to successfully integrate the operations of the companies it has acquired and consummate additional acquisitions; the Company's continued ability to make or increase dividend payments; the Company's ability to implement its business plan, grow earnings and improve returns on investment; fluctuating energy commodity prices; the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers; changes in the utility regulatory environment; wholesale and retail competition; the Company's ability to satisfy its debt obligations, including compliance with financial covenants; weather conditions; litigation risks; and various other matters, many of which are beyond the Company's control; the risk factors and cautionary statements made in the Company's public filings with the Securities and Exchange Commission; and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Gas Natural Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Gas Natural Inc.'s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For more information, contact:

Gas Natural Inc.	Investor Relations
James E. Sprague, Chief Financial Officer	Deborah K. Pawlowski or Karen L. Howard, Kei Advisors LLC
Phone: (216) 202-1564	Phone: (716) 843-3908 / (716) 843-3942
Email: jsprague@egas.net	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

-MORE-

Gas Natural Inc. Reports 2016 Second Quarter Results August 9, 2016 Page 5 of 10

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
REVENUE
Natural gas operations	$14,606	$14,768	$49,670	$66,048
Marketing and production	2,427	1,278	5,670	3,731
Total revenues	17,033	16,046	55,340	69,779

COST OF SALES
Natural gas purchased	6,569	7,504	27,191	41,396
Marketing and production	2,031	1,060	4,971	3,244
Total cost of sales	8,600	8,564	32,162	44,640

GROSS MARGIN	8,433	7,482	23,178	25,139

OPERATING EXPENSES
Distribution, general, and administrative	7,169	5,946	13,096	12,533
Maintenance	240	288	504	615
Depreciation, amortization and accretion	2,010	1,668	3,967	3,558
Taxes other than income	938	1,005	2,018	2,008
Provision for doubtful accounts	57	47	77	99
Total operating expenses	10,414	8,954	19,662	18,813

OPERATING (LOSS) INCOME	(1,981)	(1,472)	3,516	6,326

Other income (loss), net	138	(367)	(264)	(212)
Interest expense	(762)	(886)	(1,515)	(1,755)
Income before income taxes	(2,605)	(2,725)	1,737	4,359
Income tax (benefit) expense	(934)	(1,012)	706	1,655
(LOSS) INCOME FROM CONTINUING OPERATIONS	(1,671)	(1,713)	1,031	2,704

Discontinued operations, net of income taxes	14	213	(9)	650

NET (LOSS) INCOME	$(1,657)	$(1,500)	$1,022	$3,354

Basic weighted shares outstanding	10,508,187	10,487,610	10,505,865	10,487,561
Dilutive effect of restricted stock awards	-	-	1,232	1,320
Diluted weighted shares outstanding	10,508,187	10,487,610	10,507,097	10,488,881

BASIC & DILUTED (LOSS) EARNINGS PER SHARE:
Continuing operations	$(0.16)	$(0.16)	$0.10	$0.26
Discontinued operations	0.00	0.02	(0.00)	0.06
Net (loss) income per share	$(0.16)	$(0.14)	$0.10	$0.32
Dividends declared per common share	$0.075	$-	$0.150	$0.135

-MORE-

Gas Natural Inc. Reports 2016 Second Quarter Results August 9, 2016 Page 6 of 10

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	June 30,	December 31,
	2016	2015

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,156	$2,728
Accounts receivable, less allowance for doubtful accounts
of $656 and $506, respectively	6,932	10,635
Accounts receivable due from related parties	74	188
Unbilled gas	1,477	6,995
Inventory
Natural gas	2,509	4,063
Materials and supplies	2,425	2,271
Regulatory assets, current	2,356	2,469
Other current assets	2,258	2,174
Total current assets	26,187	31,523

PROPERTY, PLANT, & EQUIPMENT, NET	140,540	142,416

OTHER ASSETS
Regulatory assets, non-current	1,277	1,523
Goodwill	15,872	15,872
Customer relationships, net of amortization	2,473	2,625
Restricted cash	1,448	1,898
Other non-current assets	1,873	1,530
Total other assets	22,943	23,448
TOTAL ASSETS	$189,670	$197,387

-MORE-

Gas Natural Inc. Reports 2016 Second Quarter Results August 9, 2016 Page 7 of 10

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2016	2015

LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES
Line of credit	$15,050	$15,750
Accounts payable	5,051	8,784
Accounts payable to related parties	1	192
Notes payable, current portion	34,761	5,012
Note payable to related party	3,940	1,980
Accrued liabilities	4,604	5,667
Accrued liabilities payable to related party	2,988	170
Regulatory liability, current	447	487
Build-to-suit liability	-	2,041
Other current liabilities	6,637	5,379
Total current liabilities	73,479	45,462

LONG-TERM LIABILITIES
Deferred tax liability	12,234	12,295
Regulatory liability, non-current	1,333	1,251
Capital lease liability, non-current	4,720	5,177
Other long-term liabilities	2,893	3,286
Total long-term liabilities	21,180	22,009

NOTES PAYABLE, less current portion	6	34,427

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock; $0.15 par value; 1,500,000 shares authorized,
no shares issued or outstanding	-	-
Common stock; $0.15 par value; Authorized: 30,000,000 shares; Issued and outstanding: 10,511,520 and 10,504,734 shares as of June 30, 2016 and December 31, 2015, respectively	1,577	1,575
Capital in excess of par value	64,054	63,985
Retained earnings	29,374	29,929
Total stockholders’ equity	95,005	95,489
TOTAL CAPITALIZATION	95,011	129,916
TOTAL LIABILITIES AND CAPITALIZATION	$189,670	$197,387

-MORE-

Gas Natural Inc. Reports 2016 Second Quarter Results August 9, 2016 Page 8 of 10

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(amounts in thousands)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,022	$3,354
Less (loss) income from discontinued operations	(9)	650
Income from continuing operations	1,031	2,704
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	3,967	3,537
Accretion	-	21
Amortization of debt issuance costs	206	353
Provision for doubtful accounts	77	99
Amortization of deferred loss on sale-leaseback	451	-
Stock based compensation	70	98
Loss on sale of assets	529	358
Unrealized holding gain on contingent consideration	(672)	-
Change in fair value of derivative financial instruments	(168)	(135)
Investment tax credit	(11)	(11)
Deferred income taxes	702	2,038
Changes in assets and liabilities:
Accounts receivable, including related parties	3,741	6,066
Unbilled gas	5,518	5,913
Natural gas inventory	1,555	1,799
Accounts payable, including related parties	(4,252)	(8,378)
Regulatory assets and liabilities	72	(1,038)
Prepayments and other	(62)	(35)
Other assets	848	(497)
Other liabilities	1,074	(1,464)
Net cash provided by operating activities	14,676	11,428

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(4,130)	(4,973)
Proceeds from sale of fixed assets	2	50
Proceeds from note receivable	-	55
Customer advances for construction	67	31
Contributions in aid of construction	708	195
Net cash used in investing activities	(3,353)	(4,642)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lines of credit	5,800	13,500
Repayments of lines of credit	(6,500)	(23,561)
Repayments of notes payable	(6,760)	(272)
Proceeds from notes payable, including related parties	4,000	5,000
Repayments of capital lease obligations	(1,470)	(991)
Debt issuance costs paid	(168)	(151)
Dividends paid	(788)	(1,416)
Net cash used in financing activities	(5,886)	(7,891)

DISCONTINUED OPERATIONS
Operating cash flows	(9)	2,245
Investing cash flows	-	(398)
Net cash (used in) provided by discontinued operations	(9)	1,847
NET INCREASE IN CASH AND CASH EQUIVALENTS	5,428	742
Cash and cash equivalents, beginning of period	2,728	1,586
CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,156	$2,328

-MORE-

Gas Natural Inc. Reports 2016 Second Quarter Results August 9, 2016 Page 9 of 10

Gas Natural Inc. and Subsidiaries

   Natural Gas Operations

Utility Throughput

	Three Months Ended June 30,		Six Months Ended June 30,
(in million cubic feet (MMcf))	2016	2015	2016	2015

Full service distribution:
Energy West Montana (MT)	496	474	1,764	1,800
Frontier Natural Gas (NC)	163	45	574	516
Bangor Gas (ME)	329	290	876	1,130
Ohio Companies (OH)	572	471	1,955	2,293
Public Gas (KY)	-	13	-	88
Total full service distribution	1,560	1,293	5,169	5,827

Transportation	2,888	2,446	6,071	5,765
Bucksport	23	285	74	413

Total volumes	4,471	4,024	11,314	12,005

Heating Degree Days
		Three Months Ended		Percent Colder (Warmer)
		June 30,		2016 Compared to
	Normal	2016	2015	Normal	2015

Montana weighted average	1,140	1,095	1,157	(3.95%)	(5.36%)
Bangor, ME	1,050	1,003	1,150	(4.48%)	(12.78%)
Elkin, NC	260	454	327	74.62%	38.84%
Ohio weighted average	589	678	521	15.11%	30.13%
Total Weighted Average	886	891	847	0.56%	5.19%

		Six Months		Percent Colder (Warmer)
		June 30,		2016 Compared to
	Normal	2016	2015	Normal	2015

Montana weighted average	4,216	3,842	3,957	(8.87%)	(2.91%)
Bangor, ME	4,735	4,448	5,603	(6.06%)	(20.61%)
Elkin, NC	2,327	2,583	2,609	11.00%	(1.00%)
OH weighted average	3,497	3,278	4,049	(6.26%)	(19.04%)
Weighted Average	3,877	3,609	4,022	(6.91%)	(10.27%)

-MORE-

Gas Natural Inc. Reports 2016 Second Quarter Results August 9, 2016 Page 10 of 10

Gas Natural Inc. and Subsidiaries

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net (Loss) Income(1)

(in thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP net (loss) income	$(1,657)	$(1,500)	$1,022	$3,354
Add back, pre-tax:
Non-recurring legal, professional and settlement costs	2,122	667	2,207	1,250
Non-recurring regulatory and other expenses	-	693	-	731
Gain on cancellation of contingent consideration liability	(672)	-	(672)	-
Loss on disposal of assets	-	393	531	393
Tax effect of non-GAAP continuing operations items(1)	(525)	(646)	(853)	(904)
Discontinued operations	(14)	(213)	9	(650)
Non-GAAP Adjusted net (loss) income(2)	$(746)	$(606)	$2,244	$4,174

Non-GAAP Adjusted net (loss) income per diluted share(2)	$(0.07)	$(0.06)	$0.21	$0.39

(1)	Applies an effective tax rate of 36%, 37%, 41% and 38% to the non-GAAP pre-tax adjustments for the periods presented above, respectively, consistent with the actual effective tax rates for those periods.

Gas Natural Inc. and Subsidiaries

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA(1)

(in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP net (loss) income	$(1,657)	$(1,500)	$1,022	$3,354
Add back:
Net interest expense	762	886	1,515	1,755
Income tax (benefit) expense	(934)	(1,012)	706	1,655
Depreciation, amortization and accretion	2,010	1,668	3,967	3,558
Non-recurring legal, professional and settlement costs	2,122	667	2,207	1,250
Non-recurring regulatory and other expenses	-	693	-	731
Gain on cancellation of contingent consideration liability	(672)	-	(672)	-
Loss on disposal of assets	-	393	531	393
Discontinued operations	(14)	(213)	9	(650)
Non-GAAP Adjusted EBITDA(2)	$1,617	$1,582	$9,285	$12,046

(2)Non-GAAP Financial Measures:

The Company believes that, when used in conjunction with GAAP measures, Adjusted Net (Loss) Income and Adjusted EBITDA, or earnings before interest, taxes, depreciation, amortization, accretion, atypical charges and discontinued operations, which are non-GAAP measures, allow investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. Adjusted Net (Loss) Income and Adjusted EBITDA are not calculated through the application of GAAP and are not the required form of disclosure by the Securities and Exchange Commission. As such, these measures should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

-###-